UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2005

GENEREX BIOTECHNOLOGY CORPORATION

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25169	98-0178636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of Principal Executive Offices)	(Zip Code)

    Registrant’s telephone number, including area code: (416) 364-2551

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.
Item 3.02.     Unregistered Sales of Equity Securities.

On December 9, 2005, upon the recommendation of a majority of the members of the Compensation Committee of Generex Biotechnology Corporation (the “Company”), the Company’s Board of Directors approved the terms and conditions of employment for Anna Gluskin as the Company’s President and Chief Executive Officer and Rose Perri as the Company’s Chief Financial Officer and Chief Operating Officer. Prior to such date, Ms. Gluskin and Ms. Perri served in such capacities without formal employment agreements with the Company. The material terms of the Company’s employment agreement with each of Ms. Gluskin and Ms. Perri (each of whom is referred to as “Executive” below) are identical except as otherwise noted and are as follows:

•
Each agreement will be effective as of January 1, 2006. The initial term of each agreement is five years, subject to the termination provisions described below. The Company or Executive may give notice of non-renewal not less than six months prior to the expiration of the term. If no such notice is given, the term of the agreement will extend indefinitely and will be terminable upon not less than six months’ prior written notice.

•	Each agreement may be terminated:

(a)	by the Company for cause (without any additional payment to Executive);

(b)	automatically upon expiration of the term;

(c)	automatically upon Executive’s death or disability; or

(d)
by Executive upon thirty days’ prior written notice if there is a (i) a material change in duties (other than removal of the title of Chief Financial Officer and the duties associated therewith in the case of Ms. Perri), (ii) a material reduction in Executive’s remuneration, (iii) a material breach of the agreement by the Company, (iv) a change of control of the Company, or (v) a sale of all or substantially all of the property and assets of the Company.

In the event of termination pursuant to clause (b) above as a result of the Company’s notice of non-renewal or pursuant to clause (d) above, the Company will pay Executive an amount equal to the greater of (x) an amount equal to five times Executive’s base annual salary as of the date of termination, which amount will be payable in a lump sum on the date of termination, or (y) $5,000,000, $3,000,000 of which will be payable in a lump sum on the date of termination and $2,000,000 of which will be payable in stock issuable within three business days of the date of termination and valued at the 20-day VWAP as of the close of business on the date of termination. In addition, in such a termination event, Executive will be entitled to participate in and receive benefits for a period of twelve months following termination and will have no duty to mitigate.

•
Executive will be entitled to an annual bonus as determined by the Company’s Compensation Committee in respect of each fiscal year of the Company during the term of the agreement and reimbursement of all reasonable expenses incurred by her in connection with the Company’s business.

•	Executive will be included on any management slate of nominees submitted to the Company’s stockholders for election to the Board of Directors.

•	Each agreement will include standard employee confidentiality, non-competition and non-solicitation covenants.

•
Each of Ms. Gluskin and Ms. Perri will receive her current annual base salary under her respective employment agreement with the Company, which salary may not be reduced during the term of such agreement. Ms. Gluskin’s current annual base salary is $425,000, and Ms. Perri’s is $325,000.

The employment agreements with Ms. Gluskin and Ms. Perri have not yet been finalized and executed.

On December 9, 2005, the Company’s Board of Directors also approved a one-time recompense payment in the aggregate amount of $1,000,000 for each of Ms. Gluskin and Ms. Perri in recognition of the Company’s failure to remunerate each of Ms. Gluskin and Ms. Perri in each of the fiscal years ended July 31, 1998, 1999, 2000 and 2001 in a fair and reasonable manner commensurate with comparable industry standards and Ms. Gluskin’s and Ms. Perri’s duties, responsibilities and performance during such years. The payment of such amount to each of Ms. Gluskin and Ms. Perri will be made (a) in cash at such time or times and in such amounts as determined solely by Ms. Gluskin or Ms. Perri, as applicable, and/or (b) in shares of the Company’s common stock at such time or times as determined by Ms. Gluskin or Ms. Perri, as applicable, provided that the conversion price for any such shares shall be equal to the average closing price of the Company’s common stock on the Nasdaq Capital Market for the 20 successive trading days immediately preceding, but not including, December 9, 2005. In the event that Ms. Gluskin or Ms. Perri elects payment of any or all of such recompense payment in the form of shares of the Company’s common stock and such election is deemed to be a “sale” as that term is defined under Section 2(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), each such “sale” is exempt from registration under the Securities Act in reliance upon Section 4(2) thereof. Ms. Gluskin and Ms. Perri, as executive officers and directors of the Company, are “accredited investors” as that term is defined in Rule 501(a) of Regulation D. The certificates issued for the shares of common stock will be legended to indicate that they are restricted. The sale, if any, of such shares did not involve the use of underwriters, and no commissions were paid in connection with the issuance or sale, if any, thereof.

On December 9, 2005, the Company’s Board of Directors also approved the grant to Ms. Perri of a right of first refusal in respect of any sale, transfer, assignment or other disposition of either or both real properties municipally known as 1740 Sismet Road, Mississauga, Ontario and 98 Stafford Drive, Brampton, Ontario (collectively, the “Properties”). The Company granted Ms. Perri this right in recognition of the fair market value transfer to the Company during the fiscal year ended July 31, 1998 by Ms. Perri (or parties related to her) of the Properties.

On December 9, 2005, the Company’s Board of Directors also directed that the payment of all accrued and unpaid salary in the amount of $8,698.43 owed to Rita Consentino, an employee of the Company, be satisfied by the issuance of shares of the Company’s common stock. The number of shares to be issued to Ms. Consentino was calculated using the closing price of the common stock on the Nasdaq Capital Market on December 9, 2005 ($0.90 per share). In the event that the issuance of such stock to Ms. Consentino in satisfaction of accrued and unpaid salary is deemed to be a “sale” as that term is defined under Section 2(a)(3) of the Securities Act, such “sale” is exempt from registration under the Securities Act in reliance upon Section 4(2) thereof. The certificate(s) issued for the shares of common stock will be legended to indicate that they are restricted. The sale, if any, of such shares did not involve the use of underwriters, and no commissions were paid in connection with the issuance or sale, if any, thereof.

As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2005 (the “April Current Report”), on March 28, 2005, the Company entered into a Promissory Note and Agreement with Cranshire Capital, L.P. (“Cranshire”) pursuant to which Cranshire loaned the Company the principal amount of $500,000 (the “Note”). As reported in the Company’s April Current Report, as additional consideration for the loan, the Company issued Cranshire a warrant to purchase an aggregate of 1,219,512 shares of the Company’s common stock on April 28, 2005 (the “April Warrant”). As reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on June 14, 2005, Cranshire agreed to extend the interest payment date and the maturity date of the Note to July 22, 2005, and in consideration of such extension, the Company issued Cranshire a warrant to purchase an aggregate of 1,219,512 shares of common stock on June 7, 2005 (the “June Warrant”). As previously reported in the Company's Annual Report on Form 10-K filed with the SEC on October 31, 2005, Cranshire agreed to further extend the interest payment date and the maturity date under the Note to September 20, 2005, and, as consideration for such extension, the Company issued a warrant to Cranshire to purchase an aggregate of 1,219,512 shares of common stock on July 22, 2005 (the “July Warrant”).

In October and November 2005, Cranshire exercised its April, June and July Warrants, and the Company received aggregate proceeds of approximately $3,000,000 in connection therewith. On December 9, 2005, consistent with the intention of the Company and Cranshire and in consideration of Cranshire’s exercise of its April, June and July Warrants, the Company issued Cranshire a five-year warrant to purchase an aggregate of 1,829,268 shares of common stock. At Cranshire’s option, this warrant is exercisable into shares of common stock at the exercise price of $1.25 per share. The exercise price is subject to an anti-dilution adjustment upon the Company’s issuance of securities at a price per share less than the then exercise price. If, at any time after the first anniversary of the date of issuance of this warrant, there is no effective registration statement registering for resale the shares of common stock into which the warrant is exercisable, Cranshire may exercise its warrant through a cashless exercise. The number of shares to be issued upon a cashless exercise will be equal to the quotient resulting from the following calculation: [(the VWAP on the trading day immediately preceding the date of such election less the exercise price, as adjusted) multiplied by the number of shares issuable upon exercise of the warrant by means of a cash exercise] divided by the VWAP on the trading day immediately preceding the date of such election. Cranshire has agreed that it will not exercise its warrant if such exercise would cause it, together with its respective affiliates, to beneficially own more than 4.99% of the Company's shares of common stock then outstanding. The form of the warrant issued to Cranshire on December 9, 2005 is included as Exhibit 4.1 to this Current Report on Form 8-K. The offer and sale of the warrant to Cranshire, including the shares of common stock into which such warrant is exercisable, are exempt from registration under the Securities Act in reliance upon Section 4(2) thereof. Cranshire has previously represented and warranted to the Company that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The certificates representing such warrant and shares of common stock issued upon exercise of such warrant will be legended to indicate that they are restricted. The sale of such securities did not involve the use of underwriters, and no commissions were paid in connection therewith.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

4.1
Form of Warrant issued by Generex Biotechnology Corporation to Cranshire Capital, L.P. on December 9, 2005 (incorporated by reference to Exhibit 4.45 to Generex Biotechnology Corporation’s Report on Form 10-Q filed on December 15, 2005)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION

Date: December 15, 2005	By:	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer
(principal financial officer)

EXHIBIT INDEX

4.1
Form of Warrant issued by Generex Biotechnology Corporation to Cranshire Capital, L.P. on December 9, 2005 (incorporated by reference to Exhibit 4.45 to Generex Biotechnology Corporation’s Report on Form 10-Q filed on December 15, 2005)